UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

BIO-key International, Inc. (the “Company,” “we” or “us”) held a Special Meeting of Stockholders (the “Special Meeting”) at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, New Jersey 08648 at 10:00 a.m. EST on Monday, February 2, 2015. All holders of record of our common stock outstanding as of the close of business on December 29, 2014 were entitled to vote at the Special Meeting, and the holders of 114,597,223 shares of common stock were present in person or by proxy, which provided a quorum for the matter to be voted upon. Our stockholders approved the following proposal:

1.    To consider and approve a proposal for an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2.      The final voting results on this proposal are as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
91,431,266	22,851,082	314,875	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-key International, Inc.

Date: February 3, 2015	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer

 3